UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C

(RULE 14c-101)

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14 (C)

OF THE SECURITIES EXCHANGE ACT OF 1934

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[X]	Preliminary Information Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2)
[ ]	Definitive Information Statement

FBC HOLDING INC.

(Name of Registrant As Specified In Charter)

______________________________

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FBC HOLDING INC.

66 Piscataqua Road

Dover, NH 03820

To the Shareholders:

The purpose of this Information Statement is to inform the holders of record, as of the close of business on October 26, 2010 (the “Record Date”), of shares of the common stock with voting power of FBC Holding Inc., a Nevada corporation (the “Company”), that our Board of Directors and shareholders holding approximately 54.6% of our voting power as of the Record Date have giving written consent as of October 26, 2010, to approve the following:

To amend the Company’s Articles of Incorporation to change our name from “FBC Holding Inc.” to “Super Rad Industries Inc.”

These actions were approved on October 26, 2010, by our Board of Directors and three shareholders who hold a majority of issued and outstanding voting securities.  We anticipate an effective date of November 22, 2010, or as soon thereafter as practicable in accordance applicable law, including the Nevada Revised Statutes (“NRS”).

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you.  The accompanying information statement is furnished only to inform our shareholders of the actions described above before they take place in accordance with the NRS and Rule 14c of the Securities Exchange Act of 1934, as amended.  This Information Statement is first mailed to you on or about October 12, 2010.

Please feel free to call us at (603) 540-0828 should you have any questions on the enclosed Information Statement.

Date: October 26, 2010	For the Board of Directors of FBC Holding Inc.

	By:	/s/ Christopher LeClerc
Christopher LeClerc
Chief Executive Officer and Director

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

FBC Holding Inc.

66 Piscataqua Road

Dover, NH 03820

INFORMATION STATEMENT

October 26, 2010

Amended December 16, 2010

GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of the common stock, par value $0.001 per share (the “Common Stock”), of FBC Holding Inc., a Nevada Corporation (the “Company”), to notify such Stockholders that on or about October 26, 2010, the Company received written consents in lieu of a meeting of Stockholders from three holders of shares of common stock representing approximately 54.6% of the our total 72,410,262 issued and outstanding shares of voting stock of the Company (the “Majority Stockholders”) to change our name from “FBC Holding Inc.” to “Super Rad Industries Inc.” (the “Name Change”).  Accordingly, your consent is not required and is not being solicited in connection with the approval.

On October 26, 2010, the Board approved the above actions, subject to approval by the Stockholders.

We are not aware of any substantial interest, direct or indirect, by security holders or otherwise, that is in opposition to matters of action taken.  In addition, pursuant to the laws of Nevada, the actions taken by majority written consent in lieu of a special shareholder meeting do not create appraisal or dissenters’ rights.

Our board of directors determined to pursue shareholder action by majority written consent presented by our outstanding shares of stock entitled to vote in an effort to reduce the costs and management time required to hold a special meeting of shareholders and to implement the above action to our shareholders in a timely manner.

The above actions will become effective 20 days following the filing of the Definitive Information Statement, or as soon thereafter as is practicable.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND A PROXY.

OUTSTANDING VOTING SECURITIES OF THE COMPANY

As of the date of the consent by the Majority Stockholders, on October 26, 2010, the Company had 74,410,262 shares of Common Stock issued and outstanding.  Each share of outstanding Common Stock is entitled to one vote on matters submitted for Stockholder approval.

On October 26, 2010, the holders of 39,505,000 shares of common stock (or approximately 54.6% of the Company’s total voting stock then outstanding) executed and delivered to the Company a written consent approving the actions.  As the actions were approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

The NRS provides in substance that unless the Company’s Articles provides otherwise, Stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the Stockholders having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

INFORMATION ON CONSENTING STOCKHOLDERS

Pursuant to the Company’s Bylaws and the NRS, a vote by the holders of at least a majority of the voting shares is required to effect the action described herein.  As of the Record Date, the Company had 74,410,262 common shares issued and outstanding and entitled to vote, which for voting purposes are entitled to one vote per share.  The consenting Majority Stockholders are the record and beneficial owners of a total of 39,505,000 shares of the Company’s common stock, which represents approximately 54.6% of the total number of voting shares.  The consenting Majority Stockholders voted in favor of the actions described herein in a written consent, dated October 26, 2010.  No consideration was paid for the consent.  The consenting stockholders’ name, affiliation with the Company and beneficial holdings are as follows:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of beneficial ownership	Percentage of Class (1)	Percentage of Voting Power (1)
Common Stock	Christopher LeClerc (2) 66 Piscataqua Road Dover, NH 03820	24,005,000	33.2%	33.2%
Common Stock	Super Rad Corporation (3) 269 S. Beverly Drive Beverly Hills, CA 90212	12,500,000	17.3%	17.3%
Common Stock	Obsidian Financial Consultants, Inc. (4) 201 South Biscayne Blvd. 28th Floor Miami, FL 33131	3,000,000	4.1%	4.1%

1.

Percentage of class and voting power is based on 74,410,262 shares of common stock issued and outstanding as of October 26, 2010.  Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act.  The persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite that person’s name, subject to community property laws, where applicable.

2.

Christopher LeClerc is our President, Treasurer, Chief Executive Officer, Chief Financial Officer and a Director.

3.

Simone Richlin has voting and investment control over shares owned by Super Rad Corporation.

4.

Joe Farrar has voting and investment control over shares owned by Obsidian Financial Consultants, Inc.

ACTION: AMENDMENT OF OUR ARTICLES OF INCORPORATION

On October 26, 2010, our Board of Directors approved, subject to receiving the approval of a majority of our outstanding capital stock, an amendment of our Articles of Incorporation (the “Amended Articles”), to change our name from FBC Holding Inc. to Super Rad Industries Inc. (the “Name Change”).  The Majority Stockholders approved the Amended Articles pursuant to a written consent dated as of October 26, 2010.  The Amended Articles effecting the Name Change will become effective following filing with the Secretary of State of the State of Nevada, which will occur promptly following the 20th day after the filing of the Definitive Information Statement.

Reasons for the Name Change

Our Board believes it is in our best interests and the best interests of our stockholders to change our name to Super Rad Industries following the Company’s purchase of the rights, titled and interests to the assets of Super Rad Corporation (as previously disclosed on a Form 8-K filed with the S.E.C. on August 16, 2010).  The Board believes that the Name Change will further the Company’s new business plan and ensure shareholder recognition of the Company.

Effect of the Name Change on Certificates Evidencing Shares of FBC Holding Inc.

The change in the name of FBC Holding Inc. to Super Rad Industries Inc. will be reflected in its stock records by book-entry in FBC Holding Inc.’ books.  For those shareholders that hold physical certificates, please do not destroy or send us your common stock certificates.  Those certificates will remain valid for the number of shares shown thereon, and should be carefully preserved by you.  There will be no other effect on your rights or interest in shares of the Company that you hold.  There is no material US Federal Income Tax Consequences to either the Company or its shareholders from the Amendment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following information table sets forth certain information regarding the Common Stock owned on October 26, 2010 by (i) each person who is known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) each director and officer, and (iii) all officers and directors as a group:

Names and Address (1)	Number of Shares Owned	Percentage (2)
Christopher LeClerc (3) 66 Piscataqua Road Dover, NH 03820	24,005,000	33.2%
Brian Lehmann (4) 66 Piscataqua Road Dover, NH 03820	0	0%
All Directors And Officers As A Group	24,005,000	33.2%
Super Rad Corporation 269 S. Beverly Drive Beverly Hills, CA 90212	12,500,000	17.3%

1.

The person named in this table has sole voting and investment power with respect to all shares of common stock reflected as beneficially owned.

2.

Based on 74,410,262 shares of common stock outstanding as of October 26, 2010.

3.

Christopher LeClerc is our President, Treasurer, Chief Executive Officer, Chief Financial Officer and a Director

4.

Brian Lehmann is our Secretary.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”).  Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549.  Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.  The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

NO DISSENTER’S RIGHTS

The Stockholders have no right under the Nevada Revised Statutes, the Articles consistent with above or by-laws to dissent from any of the provisions adopted in the Amendments.

EFFECTIVE DATE

Pursuant to Rule 14c-2 under the Exchange Act, the above actions shall not be effective until a date at least twenty (20) days after the date on which the Definitive Information Statement has been mailed to the Stockholders.  The Company anticipates that the actions contemplated hereby will be effected on or about the close of business on November 22, 2010.

MISCELLANEOUS MATTERS

The entire cost of furnishing this Information Statement will be borne by the Company.  The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.  The Board of Directors has fixed the close of business on October 26, 2010, as the record date (the “Record Date”) for the determination of Stockholders who are entitled to receive this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the above actions will not become effective until at least 20 calendar days after the filing of the Definitive Information Statement.

This Information Statement is being mailed on or about October 12, 2010 to all Stockholders of record as of the Record Date.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the above actions.  Your consent to the above action is not required and is not being solicited in connection with this action.  This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.  THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

Date: October 26, 2010 Amended December 16, 2010	For the Board of Directors of FBC Holding Inc.

	By:	/s/ Christopher LeClerc
Christopher LeClerc
Chief Executive Officer and Director